Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. DECLARES DIVIDEND

Manitowoc, WI, August 18, 2021 – County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank, announced today that on August 17, 2021, its Board of Directors declared a quarterly cash dividend of $0.10 per share. The dividend will be payable on September 17, 2021 to shareholders of record as of September 3, 2021.

“The momentum we generated at the beginning of the year continued through the second quarter, and we are pleased to announce our third quarter dividend payment,” said Tim Schneider, President of County Bancorp, Inc.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac and Sheboygan. Visit our Investor Relations site for details: Investors.ICBK.com

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Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com